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                                                                    Exhibit (21)
                         THE McGRAW-HILL COMPANIES, INC.

Subsidiaries of Registrant

Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other of The McGraw-Hill Companies' subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

                                                       State or                     Percentage
                                                      Jurisdiction                  of Voting
                                                          of                        Securities
                                                     Incorporation                    Owned
                                                     -------------                 -----------
The McGraw-Hill Companies, Inc.                       New York                     Registrant
CM Research, Inc.                                     New York                        100
Capitol Radio Engineering
    Institute, Inc.                                   Delaware                        100
  *National Radio Institute                           Delaware                        100
Computer and Communications
    Information Group, Inc.                           New Jersey                      l00
DRI Europe, Inc.                                      Delaware                        100
International Advertising/
    McGraw-Hill, Inc.                                 Delaware                        100
J.J. Kenny Company, Inc.                              New York                        100
  *J.J. Kenny Drake, Inc.                             New York                        100
  *Kenny Services, Inc.                               New York                        100
Liberty Brokerage Investment Corp.                    Delaware                         25
McGraw-Hill Broadcasting
    Company, Inc.                                     New York                        100
McGraw-Hill Capital Corporation                       Delaware                        100
McGraw-Hill Capital, Inc.                             New York                        l00
  *International Valuation
    Services, Inc.                                    Delaware                         40
McGraw-Hill Financial Publications, Inc.              Delaware                        100
McGraw-Hill Interamericana, Inc.                      New York                        100
McGraw-Hill International
    Enterprises, Inc.                                 New York                        100
  *McGraw-Hill Korea, Inc.                            Korea                           100
  *McGraw-Hill (Malaysia) Sdn.Bhd                     Malaysia                        100
McGraw-Hill News Bureaus, Inc.                        New York                        100
McGraw-Hill Publications Overseas
    Corporation                                       New York                        100
MMS International                                     Nevada                          100
Money Market Directories, Inc.                        New York                        l00
Rock-McGraw, Inc.                                     New York                         45
Shepard's/McGraw-Hill, Inc.                           Delaware                        100
S&P ComStock, Inc.                                    New York                        100
Standard & Poor's International
    Ratings, Ltd.                                     New York                        100
Standard & Poor's Investment Advisory
    Services, Inc.                                    Delaware                        100
Standard & Poor's Ltd.                                Delaware                        100
Standard & Poor's Securities, Inc.                    Delaware                        l00
Tower Group International, Inc.                       New York                        100
  *Tower Group International Canada Inc.              Canada                          100


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
                                                       State or                     Percentage
                                                      Jurisdiction                  of Voting
                                                          of                        Securities
                                                     Incorporation                    Owned
                                                     -------------                 -----------
Calificadora de Valores, S.A. de C.V.                 Mexico                          100
Columbia Administration Software
    Publishing Corporation                            British Columbia                100
  *Columbia Computing Services, Inc.                  Delaware                        100
  *Columbia Computing Services, Ltd.                  Canada                          100
Editora McGraw-Hill de
  Portugal, Ltda.                                     Portugal                        100
Editorial Interamericana, S.A.                        Colombia                        100
Editoriales Pedagogicas
  Associadas, S.A.                                    Guatemala                       100
McGraw-Hill Book Company Australia
    Pty. Limited                                      Australia                       100
  *McGraw-Hill Book Company
     New Zealand, Pty. Limited                        New Zealand                     100
  *Standard & Poor's (Australia)
    Pty. Ltd.                                         Australia                       100
McGraw-Hill Data Services -
  Ireland, Ltd.                                       Ireland                         100
McGraw-Hill Holdings (U.K.) Limited                   Great Britain                   100
   *McGraw-Hill International
   (U.K.) Limited                                     Great Britain                   100
McGraw-Hill Information Systems
    Company of Canada Limited                         Ontario, Canada                 100
McGraw-Hill/Interamericana
    de Chile Limitada                                 Chile                           100
McGraw-Hill/Interamericana
    de Espana, S.A.                                   Spain                           100
  *Standard & Poor's Espana, S.A.                     Spain                           100
McGraw-Hill/Interamericana de Mexico,
    S.A. de C.V.                                      Mexico                          100
  *Ediciones Pedagogicas, S.A. de C.V.                Mexico                          100
McGraw-Hill/Interamericana de Venezuela
    S.A.                                              Venezuela                       100
McGraw-Hill/Interamericana, S.A.                      Panama                          100
  *Editora McGraw-Hill de Espana S.A.                 Panama                          100
McGraw-Hill Libri Italia                              Italy                           100
McGraw-Hill Ryerson Limited                           Ontario, Canada                  70
Medical China Publishing Limited                      Hong Kong                        25
MHFSCO, Ltd.                                          U.S. Virgin Islands             100
Nueva Editorial Interamericana,
   S.A. de C.V.                                       Mexico                          100
Standard & Poor's - Nordisk Rating AB                 Sweden                          100
Science Research Associates, Pty., Ltd.               Australia                       100
Science Research Associates, Limited                  United Kingdom                  100
Standard & Poor's - ADEF                              France                          100
Standard & Poor's International, S.A.                 Belgium                         100
Tata McGraw-Hill Publishing Company
  Private Limited                                     India                            40

*Subsidiary of a subsidiary.





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